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                                                                 EXHIBIT 10.1
                                     NFRONT


                              EMPLOYMENT AGREEMENT


         In consideration of the promises hereinafter contained, nFront, Inc., a Georgia corporation ("we", "our" and "us") and Robert L. Campbell ("you") hereby agree as of this 14th day of July to the following:

         1. Employment. We hereby employ you and you hereby accept employment on the terms and conditions set forth in the Employment Agreement ("Agreement"). Your duties and compensation are set forth on Exhibit A attached hereto. nFront, Inc. shall pay employee's salary at a monthly rate of not less than his current salary, payable bi-weekly.

         2. Term. Your employment shall commence on the date of this Agreement and continue until terminated in the manner provided in Paragraph 8.

         3. Location. The principal location of Employee's employment shall be set forth in Exhibit A attached hereto or any other location within a 50-mile radius thereof designated by nFront, Inc. although Employee understands and agrees that he may be required to travel from time to time for business reasons.

         4. Vacation. You shall be entitled to four weeks vacation during each full calendar year of employment. Unused vacation days do not vest or carry over to subsequent years. The vacation policy is subject to change. See our Employee Handbook for additional information.

         5. Disability. After six months of employment, we agree to continue paying your normal compensation for up to 180 days during any period of twelve consecutive months during which you are unable by reason of illness or incapacity to fulfill your employment obligations. Our obligation terminates after having once paid for 180 days of disability, although you may qualify for long term disability pending adjudication by our disability insurance carrier. The disability policy is subject to change. See Employee Handbook for pre-existing conditions.

         6. Extent of Services. During the period of employment hereunder Employee agrees to devote substantially all of Employee's business time, services and business efforts exclusively to the affairs of and for the benefit of nFront, Inc. in the capacity set forth in Exhibit A or in such other executive and managerial capacities within the corporation as may reasonably be assigned from time to time by the President or Board of Directors of nFront, Inc. with due regard to the general overall executive duties performed by the Employee in the past. You also agree to not engage in any other business activity that conflicts with our business or which reduces your effectiveness in performing your duties under this Agreement unless you have obtained prior written consent. In addition, you agree to be bound by the provisions of our Nondisclosure and Noncompete Agreement.

         7. Research and Development. You acknowledge that your duties may include participation in, access to, or receipt of information about research and development of products, equipment, computer programs, mathematical applications or administrative systems. You acknowledge and agree that it is our intent to obtain from you the full and complete benefit of your services as an employee. In furtherance thereof, and to protect and secure to us our goodwill, know-how, trade secrets and customer relationships,



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you hereby irrevocably assign, transfer and grant to us all of your rights and interest in and to any and all inventions, materials, developments, know-how, trade secrets, customer relationships, improvements, discoveries, processes, formulae or methods and other information that is made, developed, conceived, prepared or discovered by you in the course of performing services hereunder. Rights assigned by you include but are not limited to all trademarks, tradenames, copyright, patent and other proprietary rights in and to such materials. These trademarks, etc., are agreed to be our property and all right and title and interest therein shall be deemed to be made in the course of services rendered by you as an employee. You agree to assist us in all respects in obtaining, maintaining, perfecting and securing any trademark, tradename, patent, copyright or other protection as we may request and you hereby irrevocably assign to us all rights and interest in and to such protection. You agree to execute and deliver such documents as we deem necessary, useful or appropriate to document and perfect our ownership.

         8. Right to Change Duties and title to Transfer Employee. Subject to Sections 3 and 9(f) hereof, we reserve the right to change the nature and scope of your duties and your title.

         9.       Termination.

                  (a) In the event of death of the employee, nFront, Inc. shall
(i) pay to the Employee's estate, Employee's salary for a period of one year or the proceeds of a previously acquired life insurance policy in the same amount, and (ii) pay Cobra premiums for related health insurance benefits to Employee's surviving family for 12 months. The Employment Agreement will automatically terminate in the event of employee's death, except for Sections 7 and 9(a) hereof.

                  (b) Both Employee and nFront, Inc. shall have the right upon giving one month written notice to terminate, with or without cause, Employee's employment by nFront, Inc. However, if one party gives notice, the other may elect to effect the separation immediately. Employee recognizes that Employee's employment is "at will" and that nFront, Inc. may choose to terminate Employee's employment at any time without cause or notice.

                  (c) (i) If Employee has voluntarily terminated Employee's employment, Employee will receive no severance pay, if nFront, Inc. elects to effect the separation immediately, as provided for in Section 9(b) above. Voluntary termination, for purposes of this subsection, shall not include a termination by Employee due to "Hardship", as defined in Section 9(f). In the event termination is by Employee due to "Hardship", then Employee shall receive twelve months' severance pay, at Employee's base salary rate prior to any salary reduction if applicable.

                      (ii) If, after the probationary period, Employee's employment has been terminated by nFront, Inc. other than "For Cause", as defined in Section 9(e), Employee will receive twelve months' severance pay. If employee is terminated "For Cause", Employee will receive no severance pay.

                  (d) (i) Employee's severance pay will be paid at the same level of compensation as in effect on the date Employee's employment is terminated, except as discussed in Section 9(c)(i).

                      (ii) If, after the probationary period, Employee's employment has been terminated by nFront, Inc. other than "For Cause", in addition to continued receipt by Employee's salary, during the period employee receives the severance pay, Employee will also be entitled to the benefits described below or, as to Items A and B, reimbursement for the cost of any individual policy or benefit if participation in the nFront, Inc. plan is not permitted.

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                           A. any executive officer's life insurance policy,
medical, dental, and vision plans that nFront, Inc. provides to its other executive officers or to its employees generally in accordance with the provisions of such plans (except that Employee shall be deemed to be an employee of nFront, Inc., and not to have been terminated, for purposes of such plans if permitted);

                           B. continue to enjoy the use of a company car, if
Employee was entitled to use one at the time Employee's employment was terminated;

                           C. in lieu of participation in nFront, Inc.'s
tax-qualified pension and profit sharing plans, if any (other than the 401(k) plan), nFront, Inc. shall pay Employee an amount equal to the contributions that nFront, Inc. would have made on Employee's behalf.

                           D. In addition to Employee's severance pay and
benefits, nFront, Inc. will pay the reasonable cost of "outplacement" services, to be provided by a third party, chosen and mutually agreed to by nFront, Inc. and Employee. The outplacement service provided shall be experienced in providing such services to executives. Employee will be entitled to receive such services for a period of six months beginning at separation date. Employee's rights to receive outplacement services will terminate if Employee accepts full-time employment.

                  (e) Termination "For Cause" shall mean a termination of the Employee's employment by nFront, Inc. due to (a) Employee's knowing and willful misconduct with respect to the business and affairs of nFront, Inc. or any subsidiary or affiliate thereof, including a violation by the Employee of any material written policy of nFront, Inc. relating to the ethical business conduct or practices or fiduciary duties of a senior executive of nFront, Inc., (b) Employee's knowing and willful neglect of duties or knowing failure to act (where action would reasonably be required and where such failure to act is not the result of the reasonable and prudent exercise of business judgment by the Employee) which materially adversely affects business and affairs of nFront, Inc. or any subsidiary or affiliate thereof, (c) the knowing and willful material breach by the Employee of any of the provisions of this Agreement, which breach (if it is, in the reasonable time specified by the Board remediable) has not been remedied by Employee within a reasonable time specified by the Board in written notice to Employee, (d) commission by Employee of a felony or an illegal act involving moral turpitude or fraud or Employee's dishonesty which might reasonably be expected to have a material adverse effect on the operations, prospects or reputation of nFront, Inc., or (e) any attempt to obtain a not insignificant personal profit from any transaction in which Employee has an interest adverse to nFront, Inc. unless (i) such adverse interest and the potential profit is disclosed in writing to the Board of Directors in advance of the transaction, or (ii) the material facts as to such matters are known to the Board of Directors.

                  (f) The term "Hardship" shall mean the imposition by the Company after the probationary period of a requirement that Employee's office be relocated to a location outside a 50-mile radius of the location set forth in Exhibit A, the cumulative reduction in Employee's base salary by more than 10% (excluding, for this purpose, performance bonuses or commissions), or a substantial decrease in overall job responsibility.

         10. Employee's Representation. You warrant that entering into this Agreement and the performance by you of your obligations hereunder do not and will not constitute a breach of any agreement between you and any other person, nor will you violate any other person's proprietary rights in performing services under this Agreement.


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         11. Oral Modification Not Binding. This Agreement may not be changed or terminated orally and no change, termination or attempted waiver of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced; provided, however, that the compensation paid to you hereunder may be changed at any time by us without in any way affecting any other term or condition of this Agreement which in all other respect shall remain in full force and effect.

         12. Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.

nFront, Inc.                                      EMPLOYEE:


By:      /s/ Tripp Rackley                        /s/ Robert L. Campbell
   --------------------------------               -----------------------------
Its:     Chairman/CEO                             Signature
    -------------------------------
                                                  4665 Outer Bank Dr.
                                                  -----------------------------
                                                  Norcross, GA  30092
                                                  -----------------------------

                                                  -----------------------------
                                                  Address



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                                    EXHIBIT A


Duties:                    President & COO

Compensation:              135,000.00/Annual Salary Plus Bonus

Location:                  520 Guthridge Court
                           Norcross, GA  30092





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                                    EXHIBIT B

                      NON-DISCLOSURE, NON-SOLICITATION AND
                     NON-COMPETITION AGREEMENT FOR EMPLOYEES


         THIS AGREEMENT (the "Agreement"), is entered into as of the last date indicated below, between nFront, Inc., a Georgia corporation (the
"Corporation"), and ROBERT L. CAMPBELL ("Employee") under the following circumstances:

                                    RECITALS:

         Employee desires to become and/or remain in the employ of the Corporation and hereby participate in the compensation and benefits available to the Employee in that capacity.

         Employee recognizes that, as an employee of the Corporation, Employee may, either alone or jointly with others, have access to and/or develop sensitive, confidential, and/or proprietary information of the Corporation.

         Employee also recognizes that the improper use or release of any such information could cause the Corporation to lose competitive advantages, market share, customers, employees, servicing rights, potential business, or otherwise have a detrimental impact on its continuing operations.

         NOW, THEREFORE, in consideration of Employee's employment with the Corporation, and intending to be bound hereby, the parties agree as follows:

         1. RECITALS. The Corporation and Employee acknowledge and agree that the foregoing recitals are true and are made a part hereof.

         2. DEFINITIONS.

                  (a) The term "Trade Secret Information" as used herein shall mean all information regarding the Corporation learned by Employee in the course of his or her employment by the Corporation, whether or not in writing, including, but not limited to, technical and non-technical data regarding the Corporation, a list of actual or potential customers and other identifying information about actual or potential customers, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, procedures, know-how, products, services, advertising material, inventions, improvements, innovations, employee identification, pricing policies and similar tangible and intangible items, which such information is known only to the Corporation and those of its employees and third parties in whom such information must be confided in order to apply such information to its intended use and that derives value from not being generally known to others.

                  (b) The term "Confidential Information" as used herein shall mean all information regarding the Corporation learned by Employee in the course of his or her employment by the Corporation and not generally known to others that does not fall within the definition of "Trade Secret Information" as defined in subparagraph (a) above.

                  (c) The terms "Customer" and "Prospective Customer" mean any person or entity with whom the Corporation has engaged in business or has actively solicited for business within one year prior to the date of termination of Employee's employment and with whom Employee had contact during the one year prior to the termination of Employee's employment with the Corporation.

                  (d) The term "Competing Business" shall mean a business engaged in the development, sale and servicing of computer software and hardware for the banking industry, which competes with the business of nFront within the Territory.


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                  (e) The term "Territory" shall have the meaning set forth in
Exhibit "1" attached hereto.

         3.       AGREEMENT NOT TO DISCLOSE.

                  (a) Employee agrees for all time to hold in confidence, and not to disclose to others, nor use, copy, disseminate or in any manner publish for any purposes other than in the proper course of performing services as an employee of the Corporation, any Trade Secret Information.

                  (b) Employee covenants and agrees that, for so long as Employee is employed by the Corporation and for a period of one year after the termination of his or her employment, Employee shall treat as confidential and shall not, without the prior written consent of the Corporation, disclose to others, nor use, copy, disseminate or in any manner publish for any purposes other than in the proper course of performing services as an employee of the Corporation, any Confidential Information.

         4. ACKNOWLEDGMENT OF RIGHTS. Employee acknowledges that all Trade Secret Information and Confidential Information, whether developed by Employee alone or jointly with others, or whether developed by others, shall be and remain the exclusive property of the Corporation. Employee shall assign, and does hereby assign, to the Corporation, any and all right, title, or interest Employee and Employee's successors shall or may have in all Trade Secret Information and Confidential Information, shall not assert any claim or right thereto, and shall promptly and fully disclose to the Corporation in writing all Trade Secret Information and Confidential Information in Employee's possession or under Employee's control. Employee shall execute and deliver to the Corporation all documents and instruments, and shall perform all other acts, which shall be reasonably requested by the Corporation to vest and confirm in the Corporation all right, title, and interest to all Trade Secret Information and Confidential Information. Employee hereby designates any and all officers of the Corporation, from time to time, as Employee's attorney-in-fact, and in Employee's name, place, and stead, to execute such documents. Employee acknowledges and agrees that this power of attorney is coupled with an interest and is irrevocable.

         5. AGREEMENT NOT TO SOLICIT. Employee agrees that he or she shall not, except in the proper course of performing services as an employee of the Corporation, during his or her employment by the Corporation and for a period of one year after termination thereof:

                  (a) Solicit or assist any third person or entity to solicit, the services, as an employee, consultant, independent contractor, or in any similar capacity, of any person who is an employee of the Corporation during the last year of Employee's employment("Other Employee") for a period of one year following Employee's termination of employment with the Corporation.

                  (b) Solicit business from a Customer or Prospective Customer of the Corporation for a Competing Business.

         Employee recognizes and understands that the foregoing provisions of this Section 5 have been specifically tailored to balance the protectable business interests of Employee and the Corporation and are reasonable in all respects.

         6. AGREEMENT NOT TO COMPETE. Employee agrees that, for so long as he or she is employed by the Corporation and for a period of one year following termination thereof, Employee shall not perform the services performed for the Corporation, namely


          -       Marketing, Product Direction, Sales Strategy
          -       Customer Base Knowledge
          -       Accounting, Financial information
          -       Futures and Research
          -       Implementation Strategies, Conversion Techniques, Training

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         -  Internet Development, Internet Strategies, Internet Software,
            Internet Design, Internet Engineering.

         for any Competing Business.

         7. EMPLOYMENT TERMS. The other terms and conditions of Employee's employment with the Corporation (e.g., wage rate, fringe benefits, etc.) are specified elsewhere. This Agreement does not grant Employee employment with the Corporation for any definite or certain duration.

         8. SPECIFIC PERFORMANCE. With respect to the respective covenants and agreements of Employee set forth in Sections 3, 5 and 6 of this Agreement, the parties agree that a violation of any of such covenants and agreements by Employee will cause irreparable injury to the Corporation and that damages arising out of such breach may be difficult to ascertain. The Corporation and Employee agree that the Corporation shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to apply to a court of competent jurisdiction for both a temporary and permanent injunction to restrain Employee from violating, or continuing to violate, such covenants and agreements, without the necessity of posting a bond or other security.

         9. GOVERNING LAW; JURISDICTION. This Agreement is to be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of law thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts in and for Clarke County, Georgia for a resolution of all disputes arising in connection with the interpretation, construction, and/or enforcement of this Agreement.

         10. SUCCESSORS AND ASSIGNS. Each of the covenants of Employee contained herein shall also be for the benefit of the successors and assigns of the Corporation.

         11. SEVERABILITY. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall finally be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, if such a limiting construction is impossible, such unlawful provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, written or oral, between the parties with respect thereto. The express terms hereof control and supersede any inconsistent course of performance.

         13. COST OF ENFORCEMENT. In the event the Corporation brings or defends an action, at law, in equity, or in arbitration, to enforce or preserve the covenants of Employee contained herein and, if the Corporation prevails in such action or defense, all the costs of such action, including without limitation, reasonable attorneys' fees and court costs, shall be recovered by the Corporation from Employee.

         14. AMENDMENT AND WAIVERS. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by both parties hereto. The waiver by a party of any default hereunder shall not be deemed to constitute a waiver of any other default. The failure of a party to enforce any provision hereof shall not constitute a waiver of the right of such party thereafter to enforce such provision.

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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands.

NFRONT, INC.                               EMPLOYEE:


Name:    Tripp Rackley                     Name:    Robert L. Campbell
Title:   Chairman & CEO                    Title:   President & COO
Signature: /s/ Tripp Rackley               Signature: /s/ Robert L. Campbell
          -------------------                        ------------------------
Dated:   7/14/98                           Dated:   7/14/98




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                                   EXHIBIT "1"


                            Territory of Restrictions
                            For Purposes of Section 6


                          The United States of America



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